Exhibit 10.1

May 21, 2015

Violin Memory, Inc.

4555 Great American Parkway, Suite #150

Santa Clara, CA 95054

Attn: Corey J. Sindelar, Chief Financial Officer

Re:	Amendment letter agreement (this “Amendment”) relating to that certain Credit Agreement, dated as of October 24, 2014, among Violin Memory, Inc., a Delaware corporation (the “Borrower”), the sole Lender named therein as a party thereto, and Silicon Valley Bank, a California corporation, in its capacity as administrative agent for such sole Lender (in such capacity, the “Administrative Agent”) (as amended prior to the date hereof, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

Dear Mr. Sindelar:

The Borrower has requested that the Administrative Agent and the sole Lender agree to amend the Credit Agreement in the manner specified herein. The Administrative Agent and the sole Lender have agreed to so amend the Credit Agreement, subject to the terms and conditions set forth herein.

Accordingly, subject to the satisfaction of the conditions to effectiveness described in Section 3 hereof, the parties hereto hereby agree as follows:

1. Amendment to Credit Agreement. With effect from and after the Effective Date, the definition of “Change of Control” appearing in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Change of Control”: (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis); or (b) at any time, the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each Subsidiary Borrower free and clear of all Liens (except Liens permitted by Section 7.3).

2. Representations and Warranties. In order to induce the Administrative Agent and the sole Lender to amend the Credit Agreement in the manner specified in Section 1 hereof, the Borrower represents and warrants to the Administrative Agent and the sole Lender that:

(a) no Default or Event of Default exists immediately before or immediately after giving effect to the amendment contemplated in Section 1 above;

(b) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other action on the part of the Borrower and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

(c) this Amendment and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms, without defense, counterclaim or offset; and

(d) other than in the case of Section 4.6 of the Credit Agreement, to the extent of the demand letter from Cambridge Retirement Systems dated as of May 18, 2015, each of the representations and warranties made by the Borrower in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

3. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) upon which the Administrative Agent shall have received from the Borrower and the sole Lender duly executed original (or, if elected by the Administrative Agent, executed facsimiles followed promptly by executed originals) counterparts of this Amendment.

4. Reservation. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent or the sole Lender of this Amendment shall (a) be deemed to create a course of dealing or otherwise obligate the Administrative Agent or the sole Lender to grant other modifications of the terms of the Credit Agreement under the same or similar circumstances in the future, or (b) be deemed to create an implied waiver of any right or remedy of the Administrative Agent or the sole Lender with respect to any term or provision of any Loan Document (including any term or provision relating to the occurrence of a Material Adverse Effect).

5. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. This Amendment is subject to the provisions of Section 10.14 of the Credit Agreement relating to jurisdiction, venue, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

7. Entire Agreement; Amendments. This Amendment, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

8. Severability. If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, respectively.

9. Reimbursement of Costs and Expenses. The Borrower covenants, in accordance with Section 10.5 of the Credit Agreement, to pay or reimburse the Administrative Agent, upon demand, for all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

11. Loan Document. This Amendment shall constitute a Loan Document.

(Remainder of page intentionally left blank; signature page follows)

Please indicate your acknowledgement of and agreement with the terms and provisions set forth in this Amendment by countersigning and returning two originally-executed counterpart signature pages hereto to the attention of Lance Peterson at Morrison & Foerster LLP, 425 Market Street, 32nd Floor, San Francisco, CA 94105.

Very truly yours,

SILICON VALLEY BANK, as
Administrative Agent and sole Lender

By:	/s/ Matthew Wright
Name: Matthew Wright
Title: Director

ACKNOWLEDGED AND AGREED:

VIOLIN MEMORY, INC., as the Borrower

By:	/s/ Cory J. Sindelar
Name: Cory J. Sindelar
Title: Chief Financial Officer